UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2011

DRI Corporation
(Exact Name of Registrant as Specified in Charter)

North Carolina	000-28539	56-1362926
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
13760 Noel Road, Suite 830 Dallas, Texas (Address of Principal Executive Offices)	75240 (Zip Code)

Registrant’s telephone number, including area code: (214) 378-8992

Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	Regulation FD Disclosure.

          On July 26, 2011, DRI Corporation announced in a press release that the Company’s Mobitec AB (the “Mobitec Group”) subsidiary in Herrljunga, Sweden, has received an order for Mobitec® electronic information display systems (“EIDS”) from an original equipment manufacturer (“OEM”) on behalf of a fleet operator in Saudi Arabia.  The order, with a total value exceeding $650,000 USD, will be delivered in fiscal years 2011 and 2012.

          This Form 8-K and related press release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements regarding the anticipated product delivery and installation timeframe; the Company’s market penetration in the Middle East; and any statement, express or implied, concerning future events or expectations or which use words such as “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” “forecast,” “opinion,” etc., is a forward-looking statement.  These forward-looking statements are subject to risks and uncertainties, including the risks and uncertainties that the anticipated product delivery and installation timeframe may change; the Company’s market penetration in the Middle East may not continue as expected; as well as other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K filed April 15, 2011 and its Quarterly Report on Form 10-Q as filed May 16, 2011, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

          The Company incorporates by reference the information included in Item 7.01 and Item 9.01 of this Form 8-K. This Form 8-K and the attached exhibit are furnished to, but not filed with, the U.S. Securities and Exchange Commission.

ITEM 9.01	Financial Statements and Exhibits.

(a)  Exhibits.

       99.1      Press release dated July 26, 2011.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 26, 2011
DRI CORPORATION

		By:	/s/ Kathleen B. Oher
Kathleen B. Oher
Vice President, Chief Financial Officer, Secretary and Treasurer